Consent of Independent Public Accountants



As independent public accountants of Einstein/Noah Bagel Corp. and subsidiaries, we hereby consent to the use of our reports dated March 30, 2001 included in this registration statement on Form S-4/A, and to all references to our Firm included in or made part of this registration statement.

/s/

Denver, Colorado
November 14, 2001